EXHIBIT 10.90
FORM OF STOCK OPTION AGREEMENT
     THE COMMON STOCK OPTION REPRESENTED BY THIS AGREEMENT (THE “OPTIONS”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER: (1) WITHOUT REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH THE LAWS OF ANY APPLICABLE JURISDICTIONS; OR (2) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE ACCEPTABLE TO ADVANCED VIRAL RESEARCH CORP.) THAT REGISTRATION IS NOT REQUIRED.
ADVANCED VIRAL RESEARCH CORP.
STOCK OPTION AGREEMENT
     AGREEMENT made as of the ___day of                      20___, by and between Advanced Viral Research Corp., a Delaware corporation (the “Company”) and                                          (the “Optionee”).
RECITALS
     WHEREAS, pursuant to the 2007 Stock Incentive Plan (the “Plan”), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, par value $0.00001 per share, of the Company (the Common Stock) upon the terms and conditions set forth in this Agreement;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant. The Company hereby grants to the Optionee an option to purchase ___ shares of Common Stock, at a purchase price per share of $___(the “Option”);
     2. Vesting. The Option shall be exercisable, at any time and from time to time, pursuant to the following vesting schedule:
     3. Securities Registration Required. If the shares to be issued upon an exercise of the Option are not registered under the Securities Act of 1933, then, as a further condition of the Company’s obligation to issue such shares, the Optionee may be required to give a representation in writing that the Optionee is acquiring the shares for the Optionee’s own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, and the certificates representing such shares shall bear a legend to such effect as the Company’s counsel shall deem necessary or desirable. The Option shall in no event be exercisable and shares shall not be issued hereunder if, in the reasonable opinion of counsel to the Company, such exercise and/or issuance would result in a violation of federal or state securities laws.
     4. No Employment Agreement. Nothing in this Agreement shall confer upon the Optionee any right with respect to the continuation of Optionee serving as a director of the Company or a subsidiary, or interfere in any way with any existing employment or consulting agreement between the Company and the Optionee.
     5. Miscellaneous.
          (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral between the parties with respect to its subject matter and may not be modified except by written instrument executed by the parties.

          (c) Other than the vesting schedule set forth herein, the provisions of the Plan are incorporated by reference hereby and shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.
          (d) Residency. Optionee is a resident of the State of                     .
     IN WITNESS WHEREOF, the parties have hereunto put their hand as of the date first above written.

ADVANCED VIRAL RESEARCH CORP., a Delaware corporation

By:
Stephen Elliston, President

OPTIONEE

By:

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